          As filed with the Securities and Exchange Commission on April 26, 1999
                                                      Registration No. 333-75797

--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                       Post-Effective Amendment No. 1 to

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             DYNATECH CORPORATION
                          ---------------------------
               (Exact name of issuer as specified in its charter)

     Massachusetts                                            04-2258582
--------------------------------                          ---------------------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

              3 New England Executive Park, Burlington, MA  01803
            ------------------------------------------------------
             (Address of principal executive offices)  (Zip Code)

                             DYNATECH CORPORATION
                            1992 STOCK OPTION PLAN

                             DYNATECH CORPORATION
                             AMENDED AND RESTATED
                     1994 STOCK OPTION AND INCENTIVE PLAN

                             DYNATECH CORPORATION
                            NON-EMPLOYEE DIRECTORS
                             STOCK INCENTIVE PLAN
            ------------------------------------------------------
                           (Full title of the plan)

                           Mark V. B. Tremallo, Esq.
                             Dynatech Corporation
                         3 New England Executive Park
                     Burlington, Massachusetts  01803-5087
            ------------------------------------------------------
                    (Name and address of agent for service)

                                (781) 272-6100
            ------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

   Title of                    Proposed        Proposed
  Securities                    Maximum         Maximum
     to be    Amount to be  Offering Price      Aggregate          Amount of
  Registered   Registered     Per Share(1)  Offering Price(1)  Registration Fee
------------  ------------  --------------  -----------------  ----------------
Common Stock,  36,864,200       $3.40625     $125,568,681.30    $34,908.09
No par value     shares

_________________

   (1) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices as reported by the NASDAQ National Market on March 31, 1999, in accordance with Rules 457(c) and (h) of the Securities Act of 1933, as amended.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The information required by Part I is included in documents sent or given to participants in the Dynatech Corporation Amended and Restated 1994 Stock Option and Incentive Plan and the Dynatech Corporation Non-Employee Directors Stock Incentive Plan, a Massachusetts corporation (the "Registrant"), pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Item 3.  Incorporation of Certain Documents by Reference.
               -----------------------------------------------

      The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are filed with the Securities and Exchange Commission, are incorporated in this Registration Statement by reference:

         (1) The Registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

         (3) The description of the Common Stock, no par value per share ("Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

      Item 4.  Description of Securities.
               -------------------------

      Not applicable.

      Item 5.  Interests of Named Experts and Counsel.
               --------------------------------------

      The validity of the Common Stock will be passed upon for the Company by Mark V.B. Tremallo, its General Counsel.

      Item 6.  Indemnification of Directors and Officers.
               -----------------------------------------

      The Company's Articles of Organization (the "Articles") provide that except as limited by law, the Company shall indemnify its directors and officers against all expenses incurred by them in connection with any proceeding resulting from their serving as an officer or director, except that no indemnification shall be provided regarding any matter as to which it shall be adjudicated that such director or officer did not act in good faith and in the reasonable belief that his or her action was in the best interests of the Company. In addition, the Articles provide that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provisions of law imposing such liability; provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of the Business Corporation Law of the Commonwealth of Massachusetts, or (iv) with respect to any transaction from which the director derived an improper personal benefit.

      The Company maintains directors' and officers' liability insurance for the benefit of its directors and certain of its officers.

      Item 7.  Exemption from Registration Claimed.
               -----------------------------------

      Not applicable.

      Item 8.  Exhibits.
               --------

      The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

      Item 9.  Undertakings.
               ------------

      1. The Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
      Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registra tion Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

      3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Commonwealth of Massachusetts, on April 26, 1999.

                              DYNATECH CORPORATION


                              By: /s/ Mark V. B. Tremallo
                                  -------------------------------------------
                                  Mark V. B. Tremallo, Esq.
                                  Vice President and General Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

 Signatures             Capacity                            Date
 ----------             --------                            ----

                       Chairman of the Board of
________________       Directors, President, Chief
John F. Reno           Executive Officer and            _______________, 1999
                       Director

                       Vice President, Chief
                       Financial Officer, Treasurer
________________       (Principal Financial Officer),   _______________, 1999
Allan M. Kline         and Director

                       Corporate Vice President -
________________       Communications Test
John R. Peeler         Business, and Director           _______________, 1999

________________       Director                         _______________, 1999
Brian D. Finn

________________       Director                         _______________, 1999
Charles P. Pieper

________________       Director
Joseph L. Rice, III

________________       Director                         ______________, 1999
Ned C. Lautenbach

________________       Director                         ______________, 1999
Brian H. Rowe

______________, 1999   Director                         ______________, 1999
Marvin L. Mann

                                   EXHIBIT INDEX
                                   -------------

  Exhibit                                                                 Sequential
   Number                                                                 Page Number
   ------                                                                 -----------
3.1           Amended and Restated Articles of Organization of the             --
              Registrant - filed as Exhibit 3(1) to the Registrant's
              Annual Report on 10-K for the fiscal year ended
              March 31, 1998 and incorporated herein by reference.

3.2           By-Laws filed as Exhibit 3.2(ii) to the Registrant's             --
              Annual Report on Form 10-K for the fiscal year ended
              March 31, 1998 and incorporated herein by reference.

4.1           Specimen Certificate of Common Stock of the                      --
              Registrant (filed herein).

5             Opinion of Mark V. B. Tremallo, Dynatech                         --
              Corporation's General Counsel (filed herein)

23.1          Consent of Mark V.B. Tremallo, Dynatech                          --
              Corporation's General Counsel's consent is stated with
              said counsel's opinion as Exhibit No. 5 (filed herein)

23.2          Consent of PricewaterhouseCoopers L.L.P. (filed                  --
              herein)

24            Power of Attorney (filed herein).                                --

99(i)         Dynatech Corporation Amended and Restated 1994                   --
              Stock Option and Incentive Plan (filed herein)

99(ii)        Dynatech Corporation Non-Employee Directors Stock                --
              Incentive Plan (filed herein).

99(iii)       Dynatech Corporation 1992 Stock Option Plan --                   --
              filed as exhibit on the Registrant's Form 10-Q for the
              quarterly period ended June 30, 1992, and
              incorporated herein by reference